TADIRAN SCOPUS LTD.

THE 2000
EMPLOYEE INCENTIVE SHARE OPTION PLAN

1.    PREAMBLE
On August 20th, 2000, the Board of Directors of Tadiran Scopus Ltd. (“the Board”, “the Company”respectively) resolved that the Company will offer, in a private offering, to some of the Company’s employees (the “Optionee(s)”),at no charge, to such Optionees an amount of up to 858,421 non-negotiable Options (the 858,421 Options, or any part thereof, shall be referred to as the “Options”) that can be exercised to up to 858,421 of the Company’s Ordinary B Shares 0.5 NIS par value after payment of the exercise price, as defined herein, to the Company (“the Option Plan”).

This Option Plan is made pursuant to the provisions of Section 102 of the Israeli Income Tax Ordinance (New Version) 1961 (“the Income Tax Ordinance”) and any regulations, rules, orders of procedures promulgated thereunder or any successor section, regulation, rule order of procedure thereof (Section 102, as specified above and the regulations, rules, orders of procedures promulgated thereunder or any successor section, regulation, rule order of procedure thereof shall be referred herein collectively as: “Section 102”).The Options will be allocated subject to any pre-approval of the Option Plan, if required by the Income Tax Authorities in accordance with Section 102.

In the event that the recommendations of the Ben Bassat Committee receive a binding legal status after this Plan is in force (the “New Law”),the Company shall have full right to turn to the Tax Authority, or any other governmental authority or body, and to request that this Plan shall be adapted to the New Law (the “Request”).If the Request is approved then this Plan and the Option Agreement, which is signed between the Company and an Optionee, shall be interpreted as to be fully adapted to the New Law and the Company may make any changes in the Option Agreement and/or this Plan to fulfill full adaptation to the New Law. By signing the Option Agreement, the Optionee shall be deemed and be declared as granting his/hers fall and irrevocable consent to the right of the Company as aforementioned.

2.    PURPOSE OF THE OPTION PLAN
The Option Plan is intended as an incentive to retain, in the Company, trained, experienced and able employees, to attract new employees, whose services are considered valuable, to encourage the sense of proprietorship of such employees, and to stimulate the active interest of such employees in the development and financial success of the Company. Pursuant to the Option Plan, which is designed to benefit from, and is made pursuant to, the provisions of Section 102, with respect to Options granted to employees of the Company, such employees will be provided with opportunities to purchase Company’s shares.

Tadiran Scopus Ltd. - Employees’ Incentive Share Option

3.    ADMINISTRATION OF THE OPTION PLAN
3.1
The Board or the Company’s Compensation Committee (“the Committee”), shall have the power to administer the Option Plan. Notwithstanding the above, the Board shall have the power and authority to take any act the Committee is empowered and authorized to take or which the Committee is precluded from taking by reason of law or otherwise.

3.2	The Committee shall consist of such number of members as may be fixed by the Board (but not less than two (2) in number).

3.3	A member of such Committee shall not be eligible to receive Options under the Option Plan while serving on the Committee.

3.4
Subject to any restriction according to this Plan or to the Option Agreements, the Board shall have the power to allocate Options to Optionees. The amount of Options allocated to each Optionee pursuant to this Option Plan shall be referred to as the “Total Option Amount”.

3.5
Subject to this Option Plan, any applicable law, the Company’s Articles of Association and any other binding commitment taken by the Company, the Committee shall have full power and authority to administer the Option Plan. Such power and authority shall include, but not be limited to: (i) the determination of the terms and provisions of the respective Option Agreements to be signed by the Company and each Optionee (the “Option Agreement(s)”) including, but not limited to, the period of time in which the Options are to be held by a trustee, the terms in which the Options vest, provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (ii) the acceleration of any Optionee's right to exercise, in whole or in part, any previously granted Option; (iii) the interpretation of the provisions, and the supervision over the administration of the Option Plan and (iv) the determination of any other matter which is necessary or desirable for, or incidental to, the administration of the Option Plan.

3.6
All decisions and selections made by the Board or the Committee pursuant to the provisions of this Option Plan shall be made by a majority of its members, except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Option to be granted to that member. Any decision reduced to writing and signed by all the members, who are authorized to participate in such decision, shall be fully effective as if it had been made by a majority at a meeting duly held.

3.7	The interpretation and construction by the Committee of any provision of the Option Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.

Tadiran Scopus Ltd. - Employees’ Incentive Share Option

3.8	No member of the Board or of the Committee shall be held liable for any act or determination made in good faith with respect to the Option Plan or any Option granted thereunder.

4.    SHARES RESERVED FOR THE OPTION PLAN
Subject to adjustments, as set forth in Section 11 below, a total of 858,421 Ordinary B Shares of 0.5 NIS par value of the Company’s authorized share capital shall be subject to this Option Plan (“Reserved Shares”).The Reserved Shares may be issued only in accordance with the terms hereof. Any such Reserved Shares, which remain unissued and which are not subject to other outstanding Options, may cease to be reserved for the purpose of the Option Plan, at the Board’s decision, but until termination of the Option Plan the Company shall at all times reserve sufficient number of Reserved Shares to meet the requirements of this Option Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the shares therefore subject to such Options may again be subjected to Options under this Option Plan.

5.    TRUSTEE
5.1
The Total Option Amount and/or any shares (as defined below) issued upon exercise of such Options and/or other shares received as a result of any realization of rights pursuant to this Option Plan, shall be issued to the Trust Company of Mizrahi Bank Ltd. who is (or shall be approved as) a trustee in accordance with the provisions of Section 102 (the “Trustee”),and held for the benefit of the Optionee(s) for a period of not less than the period required by Section 102 (24 months, as of today) starting from the date of allocation of the Total Option Amount, or any part thereof, (“Allocation Date”) as specified in Exhibit B to the Option Agreements. In addition, the Trustee shall not release any shares held by it in accordance with the terms of this Plan, until the earlier of the following events: (i) The initial public offering of the Company’s shares; (ii) Another date, as determined by the Committee, regarding all, or any part of the Optionees; (iii) In the event that a certain employee wishes to sell the shares held for his or her benefit by the Trustee, according to a bona fide transaction (as determined by the Committee). The shares subject to such transaction shall be released upon its consummation. Notwithstanding anything to the contrary, the Trustee shall not release any Options which were not yet converted into Shares by the relevant Optionee, or release any Shares issued upon exercise of Options, prior to the full payment of the Optionee’s tax liabilities arising from Options which were granted to him/her, and/or any Shares issued upon exercise of such Options.

5.2
Any voting rights attached to any shares issued upon the exercise of any Options granted under the Option Plan and held by the Trustee for the benefit of the Optionees shall be exercised in accordance to Section 12 to this Option Plan.

Tadiran Scopus Ltd. - Employees’ Incentive Share Option

6.    DESIGNATION OF OPTIONEES
6.1
Subject to this section 6, the persons eligible for participation in the Option Plan as Optionee(s) shall include each employee of the Company or each employee of the Company’s Subsidiaries (“Subsidiary” - a company in which the Company holds at least 75% of the issued and outstanding share capital). The allocation of an Option hereunder shall neither entitle the recipient thereof to participate, nor disqualify him from participating in, any other allocation of Options pursuant to this Option Plan or any other option or share plan of the Company or any of its subsidiaries.

6.2
In the Option Plan the terms “employees”or “employee”shall mean an employee of the Company, or a Subsidiary, who has signed a personal employment contract with the Company and who has completed a training period as shall be determined and approved in the sole and absolute discretion of the Committee or the Board (as these terms are defined below).

6.3	No person who is a controlling shareholder (‘ba’al shlita’, as defined in section 32(9) of the Income Tax Ordinance), in the Company shall be eligible for participation in the Option Plan.

6.4
No director or general manager (‘menael clali’) of the Company nor a controlling shareholder (‘ba’al shlita’ as defined for the purposes of the Securities Act 1968) of the Company or any other person or entity to which Section 15A(b)(3) to the Securities Act 1968 may apply, shall be eligible for participation in the Option Plan.

7.	VESTING; EXERCISE PERIOD
7.1	The Options shall vest over three years, starting on the Vesting Commencement Date (the “Vesting Commencement Date”) as determined by the Committee as follows:

7.1.1	30% of the Total Option Amount after completing one year of employment with the Company, starting from the Vesting Commencement Date.

7.1.2	Additional 8.75% of the Total Option Amount shall vest at the end of each of the eight quarters after one year has passed from the Vesting Commencement Date.

7.1.3	Notwithstanding the aforesaid, the Optionee shall not be entitled to more than the Total Option Amount.

7.2
Notwithstanding anything to the contrary in this Plan, all Options shall expire six (6) years from the date the Company adopted this Plan (the “Expiration Date”).All Options that were not exercised by the Expiration Date shall expire immediately and the Optionees shall not have any claim towards the Company. Nothing in this provision shall prejudice the shortening of the Exercise Period by virtue of any term to this Plan.

Tadiran Scopus Ltd. - Employees’ Incentive Share Option

7.3	The period in which the Options that vest are exercisable shall be called “Exercise Period”.

8.	EXERCISE PRICE
8.1	The Exercise Price of any Option (the “Exercise Price”) shall be determined by the Committee.

8.2	The Exercise Price shall be payable upon the exercise of the Option in a form satisfactory to the Committee, including without limitation, by cash, cheque or by deduction from the Optionee’s salary.

9.	TERMINATION OF EMPLOYMENT WITH THE COMPANY
In the event of termination of an Optionee’s employment with the Company due to any reason, including, but not limited to: (i) firing of an Optionee or (ii) an Optionee’s resignation, or (iii) death of an Optionee or (iv) disability of an Optionee or (v) a declaration that the Optinee has no legal capacity, a notice of the termination of employment by either the Company or such Optionee or a declaration as aforementioned, shall be deemed to constitute a termination of employment from the date it was delivered to the other side (as for declaration –from the date it was granted) (“Employment Termination Date”), and the following instructions shall take place:

9.1
In the event that the Optionee’s termination of employment with the Company is not due to the Optionee’s death or disability or declaration as to legal capacity, then the Optionee will be entitled to exercise all, or part of, the options that are vested at the time of termination of Optionee’s employment, for a period of One Hundred and Eighty (180) days after the date of such termination. All unvested Options will immediately expire and become void on date of termination of the Optionee’s employment with the Company. After the end of the One Hundred and Eighty days period, all unexercised options will automatically expire and become void.

9.2
In the event that the Optionee’s termination of employment with the Company is a result of his or her disability, then the Optionee will continue to be deemed as an employee of the Company for the purpose of this Plan, and such Optionee’s rights according to the Plan will not be derogated due to the fact he or she are no longer employees of the Company (apart from tax consequences, if applicable, the Optionee will solely bear). For the purposes of this section 9.2, “Disability”shall mean the inability, due to illness or injury, to engage in any gainful occupation for which the individual is suited by education, training or experience, which condition continues for at least six (6) months.

9.3
In the event that the termination of employment with the Company is due to the death of the Optionee or declaration as to his or her legal incapacity, Optionee’s estate or appointed guardian, or other person who acquired the right to exercise the option by bequest or inheritance or order of the Court, will substitute the Optionee with respect to Optionee’s rights and obligations according to this Plan, as if the

Tadiran Scopus Ltd. - Employees’ Incentive Share Option

Optionee continues to be employed with the Company (apart from tax consequences, if applicable, to which such Optionee’s estate, appointed guardian etc. will solely bear).

9.4
If the Optionee chooses to exercise certain options after he or she is no longer employed by the Company, he or she might lose the tax benefits according to Section 102. In such case such Optionee will solely bear any and all tax consequences.

9.5
Notwithstanding anything to the contrary, the Total Option Amount (apart from Options that were exercised) will expire if the termination of the Optionee’s employment with the Company is due to any action, omission or state of affairs related to him or her which the Committee or the Board determines as working against the interests of the Company, in its sole discretion. The abovementioned determination of the Committee or the Board shall be final and conclusive.

9.6	The Committee is authorized to reallocate Options that expired under the provisions of Section 9 to any other Company’s employee, to whom Section 6 applies at its sole discretion.

9.7
Subject to the Israeli Tax Authorities approval, termination of employment shall not include termination of employment in order to be employed by a Subsidiary (and with respect to employees of a subsidiary – in order to be employed by the Company).

9.8	For the purposes of this Option Plan the Committee or Board is authorized to determine if and when an Optionee terminated his/her employment with the Company, and due to what reason.

9.9
An Optionee whose employment has been terminated within a period of 90 days prior to the consummation of an Initial Public Offering (the “IPO”) of the Company, shall be treated for the purpose of his entitlement to exercise his Options as if his employment has continued until the date of the IPO.

10.	TERM AND EXERCISE OF OPTIONS
10.1
Options shall be exercised by the Optionee by giving written notice to the Company as set forth in the Option Agreements, in such form and method as may be determined by the Company and the Trustee and conforming to the provisions of Section 102. The shares that are issued due to exercise of Options in accordance with this Option Plan will be referred to as “the Shares”.

10.2
Each Optionee will be entitled to exercise, upon paying the Exercise Price, all, or part of the Options he is entitled to at that time during the Exercise Period of those Options (as defined in the Option Agreement), as long as she/he does not exercises less than 100 Options at a time, if she/he was allocated with more than 100 Options.

10.3	Each Option allocated under this Option Plan shall be exercisable during the Exercise Period. The exercise of one Option shall entitle the

Tadiran Scopus Ltd. - Employees’ Incentive Share Option

Optionee to hold (herself/himself or by a Trustee) one Ordinary B Share 0.5 NIS par value.

10.4
Options granted under the Option Plan shall not be transferable by Optionees other than by Will or laws of descent and distribution, and during an Optionee’s lifetime shall be exercisable only by such Optionee.

11.	ADJUSTMENTS
11.1
If the Company is separated, reorganized, consolidated with or into another corporation or most or substantial part of the Company’s assets are sold while Options which were not yet been exercised remain outstanding under this Option Plan, the Company shall use its reasonable efforts in order to maintain the rights of the Optionees through such separations, reorganizations, consolidations or sale, or that the Optionee shall be compensated for such event. The Company, at its sole discretion, shall determine what steps shall be taken according to this section 11.1.

11.2
If more than 50% of the outstanding and issued share capital of the Company is sold (“the Sale”) to an entity that does not hold shares of the Company prior to the Sale, and Section 11.3 does not apply to such Sale, then the Board may in its sole discretion, secure the Optionees’rights in the way specified in Section 11.3.1 herein, replacing the event of the merger with the Sale.

11.3
If the Company is merged into another corporate, than the Company shall make its best reasonable commercial efforts in order to substitute all outstanding Options, on an equitable basis, (as solely determined by the Committee or the Board) with options or other securities in the corporate to which the Company shall merge into.

11.3.1
However, if it is not possible (for any reason whatsoever) to substitute the outstanding options as mentioned in section 11.3 above than the Optionees may exercise all vested Options by no later than 14 days prior to the consummation of such merger (unless provided otherwise by the Committee or the Board). In such case the Optionees will have to sell all Shares they hold (in person or by the Trustee) under the same terms as set forth in such merger transaction. Unless determined otherwise by the Board or the Committee, any Options that are not exercised by the Optionees at least 7 days before the effective date of the merger shall automatically expire and become void.

11.4
If the outstanding shares of the Company shall at anytime be changed or exchanged by declaration of a share dividend, share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Shares subject to this Option Plan or subject to any Options therefore granted, and the Exercise Prices of the Options, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate

Tadiran Scopus Ltd. - Employees’ Incentive Share Option

Exercise Prices of the Options, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock. Such adjustment shall be made by the Committee or Board, whose determination in that respect shall be final, binding and conclusive.

11.5
In the Option Agreement each Optionee shall be reasonably required to agree to sign any document he/she should sign pursuant to the provisions of this section 11. If the Optionee shall refuse to sign any such document the Committee or Board may determine that the Options or Shares held by the Trustee for such Optionee’s benefit shall immediately expire.

11.6
Notwithstanding the forgoing, the holding of each Optionee in the Company as a result his or hers entitlement to Options or Shares, shall be fully diluted by any Subsequent Investment in the Company by a shareholder of the Company or by any other third party (the “Investor”), as long as the Investor is not an employee of the Company to whom Section 6 applies, “Subsequent Investment”shall mean any investment in the Company whether by issuance of the Company’s securities by Capital Deeds or by shareholders’ loans, made during the Exercise Period which applies to the Optionee concerned.

12.	RIGHTS AND OBLIGATIONS ATTACHED TO THE SHARES
12.1
The rights and obligations attached to the Shares will be as determined by the Articles of Association of the Company as amended from time to time. The Optionees shall be required to accept that such Shares may be subject to rights of first refusal, co-sale rights and other rights, as set forth in the Articles of Association of the Company, as amended from time to time. No right attached to Shares may be exercisable prior to the issuance of such Shares as a result of an Optionee exercising his Options.

12.2
Notwithstanding anything, to the contrary in the Articles of Association of the Company, in respect of the Shares, none of the Optionees shall have: (i) pre-emptive rights in relation to issuance of new securities in the Company; (ii) rights of first refusal in relation with any sale of shares of the Company; (iii) co-sale rights in relation with any sale of shares of the Company; and (iv) voting rights;

12.3
The Ordinary B Shares will automatically convert into Ordinary A Shares upon the earlier of: (i) 3 years from the date each Option becomes vested; (ii) immediately prior to the consummation of the Company’s Initial Public Offering; (iii) an adoption of a resolution by the Company, abolishing the above restriction or any part thereof. The rights Ordinary A Shares confer the holders thereof are as set forth in the Company’s articles of association, as amended from time to time, and may include the rights set forth in section 12.2 above.

Tadiran Scopus Ltd. - Employees’ Incentive Share Option

12.4
As long as the Shares are held by the Trustee, and once the Shares entitle the holder thereof to voting rights, the Trustee will vote each of the Shares held by him for the benefit of certain Optionee in accordance with such Optionee’s instructions in writing.

12.5
With respect to the Shares that are held by the Trustee, the Optionees shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends. In such case the cash dividends paid with respect thereto shall be paid directly to the Optionees. The above said shall not apply to Options that were not exercised into Shares.

12.6	Other provisions referring to the rights attached to the Shares and the registration of the Shares in the Company’s register of members are set forth in the Option Agreements.

12.7
The Company shall be under no obligation to register the Options in the event of an IPO. Any Shares issued as a result of exercising an Option by an Optionee shall be so registered, subject to any demands of the underwriters, the applicable law, or any obligations of the Company, whether future, past or present.

13.	ASSIGNABILITY AND SALE OF OPTIONS
13.1
No Option, whether fully paid or not, shall be assignable, transferable or given as collateral, and no right with respect to them shall be given to any third party whatsoever, and during the lifetime of each Optionee, each and all of such Optionee’s rights to purchase Shares hereunder shall be exercisable only by such Optionee.

13.2
As long as the Shares, or any part thereof are held by the Trustee in favor of the Optionee, all rights each Optionee possesses over the Shares shall be personal, can not be transferred, assigned, pledged or mortgaged, other than by Will or laws of descent and distribution, and no right to purchase the Options may be transferred by the Optionee other than by Will or laws of descent and distribution.

14.	TERM OF THE OPTION PLAN
This Option Plan shall be effective as of the day it was adopted by the Board and shall terminate when all the Options are exercised into Shares or expired in accordance with the provisions of this Option Plan and the Option Agreements.

15.	AMENDMENTS
The Board may, at any time and from time to time, subject to the written consent of the Trustee, amend, alter or discontinue the Option Plan.

16.	GOVERNMENT REGULATIONS AND OTHER RESTRICTIONS

Tadiran Scopus Ltd. - Employees’ Incentive Share Option

This Option Plan, the Option Agreements, the allocation and exercise of Options hereunder, the obligation of the Company to sell and deliver Shares under such Options, and any other act or obligation of the Company or the Trustee in connection with this Option Plan are all subject to the Company’s Articles of Association, to the provisions of Section 102 and all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and any Optionee.

17.	CONTINUANCE OF EMPLOYMENT
Neither the Option Plan nor the Option Agreements between the Company and the Optionees shall be construed to impose any obligation on the Company or a subsidiary thereof, to continue any Optionee’s employment with it, and nothing in the Option Plan or in any Options granted pursuant thereto shall confer upon any Optionee any right to continue in the employ with the Company or a subsidiary thereof or restrict the right of the Company or a subsidiary thereof to terminate such employment at any time.

18.	GOVERNING LAW & JURISDICTION
This Option Plan shall be governed by, construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matter pertaining to this Option Plan.

19.	TAX CONSEQUENCES, INDEMNIFICATION
19.1
Any tax consequences (pursuant to Israeli or any other applicable law), including tax consequences due to adjustments, made in accordance with Section 11 above, arising from the allocation or exercise of any Option, the payment for Shares covered thereby or any other event or act (of the Company, the Trustee or any Optionee) relating to this Option Plan or to the Option Agreements, shall be borne solely by each Optionee. The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.

19.2
The Company and/or the Board and/or the Committee and/or the Trustee shall not be required to release any Share certificate or transfer any Shares to an Optionee until all required payments have been fully made.

20.	NON-EXCLUSIVITY OF THE OPTION PLAN
The adoption of this Option Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock Options other than under this Option Plan, and such arrangements may be either applicable generally or only in specific cases.

Tadiran Scopus Ltd. - Employees’ Incentive Share Option

21.	MULTIPLE AGREEMENTS
The terms of each Option may differ from other Options granted under the Option Plan at the same time, or at any other time. The Committee may also grant more than once Options to a certain Optionee during the term of this Option Plan, either in addition to, or in substitution for, one or more Options previously granted to such Optionee.

Tadiran Scopus Ltd. - Employees’ Incentive Share Option

OPTION AGREEMENT
(the “Agreement”)

Made as of the day of _______, 200_
by and between

TADIRAN SCOPUS LTD.

an Israeli Company Reg. No. 51-188910-7
located at 5th Hatzoref Street,
Holon, Israel
(“the Company”)
of the first part

and
______________

ID____________________
Of _____________________
(“the Optionee”)
of the second part

PREAMBLE

Whereas	On August 20th, 2000, the Company has adopted its 2000 Employee Incentive Share Option Plan, (the “Option Plan Adoption Date)” a copy of which is attached herein as Exhibit A hereto, forming an integral part hereof (the “Option Plan”, or the “Plan”); and

Whereas	The Option Plan is made to conform with the provisions of Section 102 of the Israeli Income Tax Ordinance (New Version) 1961 (the “Income Tax Ordinance”) and any regulations, rules, orders of procedures promulgated thereunder and as may be amended from time to time; and

Whereas	The Company has offered the Optionee to take part in the Option Plan by allocating him, free of charge, Options under the Option Plan to buy shares of the Company, and the Optionee agrees to take part in the Option Plan and to the allocation, free of charge of the abovementioned Options, all according to the terms and subject to the conditions in the Option Plan and as hereinafter provided.

NOW, THEREFORE, it is agreed as follows:

1.	PREAMBLE AND DEFINITIONS

1.1.	The Preamble to this Agreement and the Exhibits attached herein constitute an integral part thereof.

1.2.	Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Option Plan.

2.	ALLOCATION OF OPTIONS

2.1.
Following the Company’s Board of Directors’ resolutions, and subject to the Optionee’s signing on this Agreement, the Company hereby allocates the number of Options set forth in Section 3 of Exhibit B hereto (hereinafter - the “Total Option Amount”) each Option exercisable to one Ordinary B Share 0.5 NIS par value in the share capital of the Company, at the price per Share set forth in Section 4 of such Exhibit B (the “Exercise Price”), according to the terms and subject to the conditions hereinafter provided. The Options will be issued to the Trustee, as defined hereunder, for the benefit of the Optionee.

2.2.
The allocation mentioned in section 2.1 above will be made only after the Optionee signs the necessary approvals attached to this Agreement as Exhibit C, and subject to any approval that should be given to such allocation pursuant to Section 102 of the Income Tax Ordinance and any regulations, rules, orders of procedures promulgated thereunder (Section 102 of the Income Tax Ordinance and the regulations, rules, orders of procedures promulgated thereunder or any successor section, regulation, rule, order of procedure thereof shall be referred herein collectively as: “Section 102”) and following the Company’s Board resolution.

2.3.
The Optionee is aware that: (i) the Company intends to issue additional shares and options in the future to various entities and individuals, as the Company in its sole discretion shall determine; and (ii) the Company may increase its share capital by new securities in such amounts as it finds expedient; and the Optionee hereby waives any claim he/she might or may have regarding such issuance or increase.

3.	THE TRUSTEE

3.1.
The Total Option Amount and/or any shares (as defined below) issued upon exercise of such Options and/or other shares received as a result of any realization of rights pursuant to this Option Plan, shall be issued to the Trust Company of Mizrahi Bank Ltd who is (or shall be approved as) a trustee in accordance with the provisions of Section 102 (the “Trustee”), and held for the benefit of the Optionee(s) for a period of not less than the period required by Section 102 (24 months, as of today) starting from the date of allocation of the Total Option Amount, or any amount thereof, (“Allocation Date”) as specified in Exhibit B to the Option Agreements.

Tadiran Scopus Ltd. - Option Agreement

3.2.
Notwithstanding anything to the contrary, the Trustee shall not release any Options which were not already exercised into Shares by the Optionee or release any Shares issued upon exercise of Options prior to the full payment of the Optionee’s tax liabilities arising from Options which were granted to him/her and/or any Shares issued upon exercise of such Options.

3.3.
Any voting rights attached to shares issued upon the exercise of any Options granted under the Option Plan and held by the Trustee shall only be exercised in accordance to Section 5 of this Agreement and the provisions of the Option Plan.

3.4.
The Optionee hereby irrevocably exempts the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Option Plan, this Agreement or any Options or Shares granted to the Optionee thereunder.

4.	VESTING; EXERCISE PERIOD

4.1.	The Options shall vest over three years, starting on the Vesting Commencement Date (the “Vesting Commencement Date”) as set forth in Section 5 to Exhibit B as follows:

4.1.1.	30% of the Total Option Amount after completing one year of employment with the Company, starting from the Vesting Commencement Date.

4.1.2.	Additional 8.75% of the Total Option Amount shall vest at the end of each eight quarters after one year has passed from the Vesting Commencement Date.

4.1.3.	Notwithstanding the aforesaid, the Optionee shall not be entitled to more than the Total Option Amount.

4.2.
All Options, whether vested or unvested, shall expire and be void Six (6) years from the date the Company adopted the Option Plan. The Optionee shall not have any claim towards the Company with respect to such Options.

4.3.	The period in which the Options that vest are exercisable shall be called “Exercise Period”.

Tadiran Scopus Ltd. - Option Agreement

5.	EXERCISE OF OPTIONS

5.1.
The Options that vest may be exercised in whole, at any time, or in part from time to time during the Exercise Period, as long as she/he does not exercises less then 100 Options every time, unless less then 100 are remaining in which case not less than the remaining Options. The Options shall be exercised only after the Optionee paid the Exercise Price as mentioned in Exhibit B, and adjusted according to this Agreement.

5.2.
Subject to section 11 to the Option Plan, the exercise of one option will result in one Ordinary B Share of the Company 0.5 NIS par value. The Shares received by exercising Options shall be referred to as “the Shares”). Subject to the provisions of this Agreement and the Option Plan, the rights and obligations attached to such Shares will be as determined by the Articles of Association of the Company as amended from time to time. The Optionee is aware that the Shares may be subject to rights of first refusal and co-sale rights, and other rights, as determined in the Company’s Articles of Association.

5.3.
Notwithstanding anything to the contrary in the Company’s Articles of Association, in respect of the Shares, none of the Optionees shall have: (i) pre-emptive rights in relation to issuance of new securities in the Company; (ii) a right of first refusal in relation with any sale of shares in the Company; (iii) co-sale rights in relation with any sale of shares of the Company; and (iv) voting rights.

The Ordinary B Shares will automatically convert into Ordinary A Shares at the earliest of: (i) 3 years from the date each Option becomes vested; (ii) immediately prior to the consummation of the Company’s Initial Public Offering; or (iii) an adoption of a resolution by the Company, abolishing the above restriction or any part thereof. The rights of the Ordinary A Shares are and shall be those rights as set forth in the Company’s Articles of Association, as amended from time to time, and may include the rights specified in this sub-section above. As long as the Shares are held by the Trustee, and once the Shares entitle the holder thereof to voting rights, the Trustee will vote each of the Shares held by him for the benefit of certain Optionee in accordance with such Optionee’s instruction in writing. The execution of this Agreement by the Optionee shall be deemed as his full consent to the foregoing and as waiver as to claiming otherwise.

5.4.
Options shall be exercised by the Optionee by giving written notice to the Company, in such form and method as shall be determined by the Company and the Trustee (the “Exercise Notice”), which exercise shall be effective upon receipt of such notice by the Company at its principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

5.5.	The Exercise Price will be paid in NIS in accordance with the representative rate of exchange of the U.S. dollar, last published by the Bank of Israel at the time of actual payment.

Tadiran Scopus Ltd. - Option Agreement

5.6.
The Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Shares would be deliverable upon exercise, such fraction shall be rounded up or down, to the nearest whole number. Half of a share will be rounded down.

5.7.	The Optionee agrees to sign any document that is required in order to exercise the Options pursuant to the conditions set forth in this section 5.

5.8.
The Shares shall be issued to the Trustee and held by the Trustee in accordance with the provisions of Section 3 above. Subject to the provisions of this Agreement, the Trustee will transfer the Shares to the Optionee upon demand but in no event earlier than two years (24 months) from the Allocation Date. If any law or regulation requires the Company to take any action with respect to the Shares so demanded before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action. The Optionee hereby authorizes the Trustee to sign an agreement with the Company whereby Shares will not be transferred without deduction of taxes at source.

6.	THE RIGHTS AND OBLIGATIONS ATTACHED TO THE SHARES

6.1.
The Optionee shall not have any of the rights or privileges of shareholders of the Company in respect to any of the Shares (not held by a Trustee) unless and until, following exercise and the registration of the Optionee as holder of such Shares in the Company’s register of members.

6.2.
The Optionee is aware and hereby irrevocably agrees that the exercise of the Options and any sale or disposal of the Shares are being subject to the following terms, restrictions and conditions as may be in effect on the time of the exercise of the Options: (i) any applicable law or regulation; (ii) any order or limitation set by any stock exchange in which the Company’s securities may be traded; and (iii) any limitation undertaken by the Company in respect of the shares of the Company, including limitations set forth by the Company’s underwriters.

6.3.
The Optionee agrees that until an IPO the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restrictions, as it may deem appropriate (which do not violate the Optionee’s rights according to this Agreement).

6.4.
With respect to all Shares (in contrary to Options which were not yet exercised into Shares) issued upon the exercise of Options purchased by the Optionee and held by the Trustee, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends. During the period in which Shares issued to the Trustee on behalf of the Optionee are held by the Trustee, the cash dividends paid with respect thereto shall be paid directly to the Optionee.

Tadiran Scopus Ltd. - Option Agreement

6.5.
The Optionee hereby irrevocably agrees that once the Company intends to offer it’s securities to the public he/she shall sign any document and will approve any resolution or restriction upon the Shares, or modify this Agreement, if his/her signature or approval or such restriction or modification will be reasonably needed, in order to help the Company stand in all the underwriters and stock exchange demands.

6.6.
The Optionee acknowledges that once the Company’s shares will be traded in any public market, his/her right to sell his/her Shares may be subject to some limitations, as set forth by the Company’s underwriters. In such event, the Optionee will unconditionally agree to any such limitations.

6.7.
For the avoidance of any doubt and notwithstanding anything contrary herein, any securities held by the Optionee shall be fully diluted by any issuance of the Company’s shares, options or any other securities made on or after the date of the Allocation Date or of this Agreement whichever is the earliest.

7.	ASSIGNABILITY AND SALE OF OPTIONS AND THE SHARES

7.1.
No Option shall be assignable, transferable or given as collateral, and no right with respect to them shall be given to any third party whatsoever, and during the lifetime of the Optionee each and all of the Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee.

7.2.
As long as the Shares, or any part thereof, are held by the Trustee in favor of the Optionee, all rights the Optionee possesses over such Shares shall be personal, can not be transferred, assigned, pledged or mortgaged, other than by Will or laws of descent and distribution. Any such action made directly or oblique, for an immediate or future validation, shall be void.

7.3.	The Optionee shall not dispose of any Shares in transactions that violate, according to the Company’s sole discretion, any applicable rules and regulations, or the Company’s Articles of Association.

7.4.
Shares shall not be sold or transferred directly or indirectly to a competitor of the Company. The Committee or the Board shall determine, in their sole discretion, whether a certain transfer of Shares is not allowed according to this Section.

7.5.
Any sale or transfer of Shares shall be subject to the approval of the Board, which shall not be unreasonably withheld, provided that the Optionee is not then in breach of any of his/her obligations to the Company.

Tadiran Scopus Ltd. - Option Agreement

8.	WINDING UP OF THE COMPANY

If a procedure of the Company’s winding up begins, all the Options, including Options that are already vested but not exercised shall automatically expire. For the purpose of this Agreement the beginning of a winding up procedure shall be considered as: (i) in case of winding up by court - the date of the winding up order, or (ii) in case of a voluntary winding up - the date of the resolution to wind up the Company.

9.	GOVERNMENT REGULATIONS, OTHER RESTRICTIONS AND THE BEN-BASSAT COMMITTEE

9.1.
This Option Agreement, the Option Plan, the allocation and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, and any other act or obligation of the Company or the Trustee in connection with this Option Agreement are all subject to the Company’s Articles of Association, the provisions of Section 102 and all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee.

9.2.
When applicable, the Optionee agrees not to sell, transfer or otherwise dispose of any of the shares so purchased by her/him except in compliance with the United States Securities Act of 1933, as amended, and the rules and regulation thereunder and the Optionee further agree that certificates evidencing any of such shares shall be appropriately legend to reflect such restriction. The Company does not obligate itself to register any shares under the United States Securities Act of 1933, as amended or any other Stock Exchange.

9.3.
In the event that the recommendations of the Ben-Bassat Committee receive a binding legal status after this Agreement and or the Plan is in force (the “New Law”), the Company shall have full right to turn to the Tax Authority, or any other governmental authority or body, and to request that the Plan and/or this Agreement shall be adapted to the New Law (the “Request”). If the Request is approved then the Plan and/or this Agreement shall be interpreted as to be fully adapted to the New Law and the Company may make any changes in this Option Agreement and/or the Plan to fulfill full adaptation to the New Law. By signing this Agreement, the Optionee shall be deemed and be declared as granting his/hers full and irrevocable consent to the right of the Company as aforementioned.

10.	CONTINUANCE OF EMPLOYMENT

Nothing in this Option Agreement shall be construed to impose any obligation on the Company or a subsidiary thereof to continue the Optionee’s employment with it, to confer upon the Optionee any right to continue in the employ of the Company or a subsidiary thereof, or to restrict the right of the Company or a subsidiary thereof to terminate such employment at any time.

Tadiran Scopus Ltd. - Option Agreement

11.	GOVERNING LAW & JURISDICTION

This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Agreement.

12.	TAX CONSEQUENCES, INDEMNIFICATION

12.1.
Any tax consequences (pursuant to Israeli or any other applicable law) arising from the allocation or exercise of any Option, the payment for Shares covered thereby or any other event or act (of the Company, the Trustee or the Optionee), relating to this option agreement, shall be borne solely by the Optionee. The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including the withholding taxes at source.

12.2.
The Company and/or the Board and/or the Committee and/or the Trustee shall not be required to release any Share certificate or transfer any Shares to the Optionee until all required payments have been fully made.

12.3.
The Company hereby advises the Optionee to seek professional advice regarding the tax consequences that may occur in connection with the allocation of the Options, under this Option Agreement prior to signing this Option Agreement.

13.	NO WAIVER

The failure of any party to enforce at any time any provisions of this Option Agreement shall not be construed to constitute a waiver of such provision or of any other provision hereof.

14.	PROVISIONS OF THE OPTION PLAN

14.1.
The Options provided for herein are allocated pursuant to the Option Plan, and said Options and this Option Agreement are in all respects governed by the Option Plan and subject to all of the terms and provisions therein, whether stated in the Agreement or not. The Employee is especially directed to sections 9 and 11 to the Plan, and by signing this agreement agrees to sign any document he / she shall be reasonably required to sign pursuant to the provisions of section 11 to the Plan.

14.2.
Any interpretation of this Agreement will be made in accordance with the Option Plan but in the event there is any contradiction between the provisions of this Agreement and the Option Plan, the provisions of this Agreement will prevail.

Tadiran Scopus Ltd. - Option Agreement

15.	BINDING EFFECT

This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereof.

16.	NOTICES

16.1.
Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only by personal delivery or if sent by certified mail, postage prepaid, return receipt requested, overnight delivery service, or facsimile transmission (with confirmation of delivery) to the address set forth above, unless such address is changed by written notice.

16.2.
Except as otherwise set forth herein, any notice sent by mail shall be deemed given six days after deposit with the relevant post service; any notice sent by overnight delivery service shall be deemed given the first business day after deposited with the delivery service; and any notice sent by facsimile transmission, shall be deemed given when transmitted if sent during normal business hours or if not, on the next business day; and any notice given by personal delivery shall be deemed given on the date of delivery.

17.	ENTIRE AGREEMENT

This Agreement (including Exhibits) exclusively concludes all the terms of the Optionee’s Option Plan and, subject to the provisions of Section 20 of the Option Plan, annuls and supersedes any other agreement, arrangement or understanding, whether oral or in writing, relating to the grant of options to the Optionee. Any change of any kind to this agreement will be valid only if made in writing, signed by both the Optionee and the Company’s authorized member, and approved by the Board.

IN WITNESS WHEREOF, the Company and the Optionee executed this Option Agreement in duplicate.

The Company	The Optionee

Date	Date

Tadiran Scopus Ltd. - Option Agreement

Exhibit, A - Option Plan
Exhibit B - Terms of the Options
Exhibit C - Approvals by the Optionee

Tadiran Scopus Ltd. - Option Agreement